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                    [LETTERHEAD OF SCHIFF HARDIN & WAITE]

                                                                       Exhibit 5

                               October 31, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

        Re:  Northern Trust Corporation
             Registration Statement on Form S-8

Ladies and Gentlemen:

  We are acting as counsel for Northern Trust Corporation, a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 covering 111,428 shares of the Company's Common Stock, par value $1.66-2/3 per share (including associated Preferred Stock Purchase Rights) (the "Shares"), issuable pursuant to the Northern Trust Corporation/RCB International Inc. Long-Term Incentive Plan (the "Plan").

  In this connection, we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate to enable us to express the opinion set forth below.

  Based on the foregoing, it is our opinion that the Shares, when issued pursuant to awards made in accordance with the Plan, will be legally issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        SCHIFF HARDIN & WAITE



                                        By:  /s/  Robert J. Minkus
                                           --------------------------------
                                                  Robert J. Minkus